Exhibit (j)(3)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Counsel” in Post-Effective Amendment No. 80 to the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about January 28, 2026.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York
January 28, 2026